UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2024 (November 18, 2024)

INFLECTION POINT ACQUISITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41711	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

167 Madison Avenue Suite 205 #1017

New York, New York 10016

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 476-6908

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	IPXXU	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	IPXX	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	IPXXW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information included in Item 5.07 is incorporated by reference in this item to the extent required.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 18, 2024, Inflection Point Acquisition Corp. II (the “Company”) held an extraordinary general meeting in lieu of an annual meeting of shareholders (the “Extraordinary General Meeting”). At the Extraordinary General Meeting, the Company’s shareholders approved a proposal to amend the Company’s Amended and Restated Memorandum and Articles of Association to extend the date by which the Company must complete a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses from November 30, 2024 to August 21, 2025 (the “Extension Amendment”).

Additionally, the Company’s shareholders approved a proposal to re-elect each of Erica Dorfman and Elliot Richmond as Class I directors to serve for a term of three years or until their respective successors are elected and qualified or otherwise as provided for in the Articles (the “Director Election Proposal”).

The following is a tabulation of the votes with respect to the Extension Amendment, which was approved by the Company’s shareholders:

For	Against	Abstain
20,631,996	5,388,569	0

The following is a tabulation of the votes with respect to the Director Election Proposal, which was approved by the Company’s shareholders:

For	Against	Abstain
18,257,305	7,763,260	0

In connection with the Extraordinary General Meeting, shareholders holding an aggregate of 22,794,651 Class A ordinary shares of the Company (“Public Shares”) exercised their right to redeem their Public Shares for approximately $10.83 per share of the funds held in the Company’s trust account, leaving approximately $23,888,761.86 in cash in the trust account after satisfaction of such redemptions.

In addition, on November 18, 2024 the Company filed the Extension Amendment with the Cayman Islands Registrar of Companies. A copy of the Extension Amendment is attached hereto as Exhibit 3.1.

Item 8.01. Other Events.

On November 18, 2024, pursuant to the terms of the Company’s Amended and Restated Memorandum and Articles of Association, Inflection Point Holdings II LLC, (the “Sponsor”), the holder of an aggregate of 6,250,000 Class B ordinary shares (“Class B Ordinary Shares”) elected to convert 6,200,000 outstanding Class B Ordinary Shares held by it on a one-for-one basis into Class A ordinary shares of the Company, with immediate effect. Following such conversion and giving effect to the redemption of Public Shares in connection with the Extension Amendment, as of November 18, 2024, the Company had an aggregate of 8,405,349 Class A ordinary shares issued and outstanding and 50,000 Class B Ordinary Shares issued and outstanding.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibits

3.1	Amendment to the Registrant’s Amended and Restated Memorandum and Articles of Association

104	Cover Page Interactive Data File-Embedded within the inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFLECTION POINT ACQUISITION CORP. II

By:	/s/ Michael Blitzer
Name:	Michael Blitzer
Title:	Chairman and Chief Executive Officer

Date: November 19, 2024

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